UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 4, 2007

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7699	95-1948322
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

3125 Myers Street, Riverside, California 92503-5527

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (951) 351-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to also provide the disclosure under Item 5.02(b), and to provide supplemental information under Item 5.02(e).

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   On January 5, 2007, Fleetwood Enterprises, Inc. announced the departure from the Company, effective January 4, 2007, of Christopher J. Braun, the Company’s Executive Vice President, Recreational Vehicle Group, and the promotion of Paul C. Eskritt to that position.

(e)   In connection with Mr. Braun’s departure he became entitled to receive severance payments consistent with prior disclosure, but agreed to defer receipt of those payments to ensure the amount is paid in compliance with Section 409(A) of the Internal Revenue Code of 1986, as amended.  The Company has now also adopted an amended form of employment agreement for executive officers, which is consistent with the form employment agreement previously filed except that it includes mandatory deferral of severance payments in order to comply with Section 409(A). This form of agreement, attached as Exhibit 10.1 hereto and incorporated herein by reference, was utilized for Mr. Eskritt and will be utilized for any executive officers who may be engaged by the Company in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Form of executive officer employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2007
FLEETWOOD ENTERPRISES, INC.

By:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President,
General Counsel and Secretary